                                                                    EXHIBIT 21.1

                           RAYTEL MEDICAL CORPORATION
                             Federal EIN: 94-2787342

                      For the year ended September 30, 2000



NAME & ADDRESS                                           STATE OF ORGANIZATION
Raytel Cardiac Services, Inc.                            Delaware
7 Waterside Crossing
Windsor, CT 06095

Raytel Cardiovascular Labs, Inc.                         Delaware
7 Waterside Crossing
Windsor, CT 06095

Raytel Imaging Holdings, Inc.                            Delaware
7 Waterside Crossing
Windsor, CT 06095

Raytel Imaging Network, Inc.                             Delaware
7 Waterside Crossing
Windsor, CT 06095

Raytel Medical Imaging, Inc.                             Delaware
7 Waterside Crossing
Windsor, CT 06095

Raytel Management Holdings, Inc.                         Delaware
2755 Campus Drive, Suite 200
San Mateo, CA 94403

Raytel Granada Hills, Inc.                               Delaware
2755 Campus Drive, Suite 200
San Mateo, CA 94403

Raytel California Physician Services, Inc.               Delaware
2755 Campus Drive, Suite 200
San Mateo, CA 94403

Raytel Texas Heart Center Management Company, Inc.       Delaware
2755 Campus Drive, Suite 200
San Mateo, CA 94403

Cardiovascular Ventures Inc.                             Delaware
7 Waterside Crossing
Windsor, CT 06095